Exhibit 10.2

EXECUTION VERSION

ILG SPINCO AGREEMENT

This ILG Spinco Agreement (this “Agreement”), dated as of October 27, 2015, is by and among Interval Leisure Group, Inc., a Delaware corporation (“ILG”), Liberty Interactive Corporation (f/k/a Liberty Media Corporation), a Delaware corporation (“Liberty”), and Liberty USA Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Liberty (“Liberty Holdings”).

WHEREAS, as of the date hereof, Liberty is the beneficial owner and Liberty Holdings is the record and beneficial owner of 16,643,957 shares of common stock, par value $0.01 per share, of ILG;

WHEREAS, Liberty, the Liberty Parties and IAC/InterActiveCorp entered into a Spinco Agreement, dated as of May 13, 2008 (as assigned, the “Original Spinco Agreement”) in connection with the spin-off of ILG from IAC/InterActiveCorp (the “Spin-Off”);

WHEREAS, Liberty, Liberty Holdings, and IAC/InterActiveCorp entered into an Affiliate Assignment and Assumption Agreement, dated as of August 20, 2008, with respect to the Original Spinco Agreement;

WHEREAS, ILG, IAC/InterActiveCorp, Liberty and Liberty Holdings entered into a Spinco Assignment and Assumption Agreement (ILG), dated as of August 20, 2008, with respect to the Original Spinco Agreement in connection with the Spin-Off;

WHEREAS, ILG, Iris Merger Sub, Inc., Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) and Vistana Signature Experiences, Inc. (“Vistana”) have entered into that certain Agreement and Plan of Merger, dated as of October 27, 2015 (the “Merger Agreement”);

WHEREAS, the parties now desire to amend and restate the Original Spinco Agreement with respect to those matters described herein as between ILG and its Affiliates, on the one hand, and Liberty and its Affiliates, on the other hand; and

WHEREAS, simultaneously with the execution of this Agreement, ILG and Liberty are entering into that certain Amended and Restated Registration Rights Agreement (ILG) (the “Registration Rights Agreement”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that, subject to Section 10(c), the Original Spinco Agreement is hereby amended and restated in its entirety with respect to the parties hereto as follows:

1.                                      Definitions

“Affiliate” shall have the meaning given such term in Rule 12b-2 under the Exchange Act.  For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other and (ii) none of ILG or any of its Affiliates shall be deemed to be Affiliates of Liberty or its Affiliates.

“Affiliate Assignment and Assumption Agreement” means an agreement in the form of Exhibit 2 hereto to be executed by ILG, the applicable Transferring Liberty Parties and the Liberty Controlled Affiliates to which Equity Securities of ILG are Transferred in the event of a Transfer pursuant to Sections 5(e)(i)(3) and 9(b), pursuant to which the parties thereto will agree to (i) be bound by the terms of this Agreement (including, for the avoidance of doubt, the provisions of Section 3 hereof) and, (ii) effective immediately prior to such Transfer (but subject to the consummation of such Transfer), substitute such transferee(s) for Liberty if Liberty no longer has Beneficial Ownership of any Equity Securities of ILG after such Transfer for all purposes under this Agreement.

“Applicable Percentage” means 35%.

“Assignment and Assumption Agreement” means any of a New Holder Assignment and Assumption Agreement or an Affiliate Assignment and Assumption Agreement.

“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any Equity Securities of ILG which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by ILG or any subsidiary thereof.  Notwithstanding anything to the contrary set forth herein, (x) (i) prior to the delivery to any counterparty of Equity Securities in final settlement of a Hedging Transaction and (ii) with respect to any Stock Lending Transactions effected in accordance with this Agreement until such time as the lending Liberty Party no longer has a right to the return of the securities lent thereunder, Liberty will be deemed to Beneficially Own all Equity Securities subject to such Hedging Transaction or Stock Lending Transaction and (y) prior to the pledgee commencing action to foreclose upon any Equity Securities pledged in accordance with Section 5(e)(v) of this Agreement, any such pledged Equity Securities will be deemed Beneficially Owned by the pledging party.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized or required by law to remain closed.

“Closing” means the closing of the merger pursuant to the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” (including the term “Controlled”), with respect to the relationship between or among two or more Persons, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Controlled Affiliate” means, with respect to a specified Person, those Affiliates of such specified Person that it Controls.

“Covered Transaction” involving ILG shall mean (i) a tender or exchange offer by a third party for shares of capital stock of ILG, resulting in such third party (or any “group” of which such third party is a member (as such term is used in Sections 13(d) and 14(d) of the Exchange Act)) becoming the Beneficial Owner of securities representing greater than 35% of the outstanding shares of ILG Common Stock and other Equity Securities of ILG that are, at the time of commencement of such offer, convertible into or exchangeable for ILG Common Stock (calculated on an ILG Common Stock equivalent basis) or Voting Securities of ILG representing greater than 35% of the voting power of the outstanding Voting Securities of ILG, (ii) a merger, consolidation, business combination or similar extraordinary transaction involving ILG and a third party upon which the holders of the outstanding ILG Common Stock and other Equity Securities of ILG that are then convertible into or exchangeable for ILG Common Stock

(calculated on an ILG Common Stock equivalent basis) immediately prior to such transaction would cease to own securities representing greater than a majority of the outstanding shares of ILG Common Stock and other Equity Securities of ILG that are then convertible into or exchangeable for ILG Common Stock (calculated on an ILG Common Stock equivalent basis) or Voting Securities of ILG representing greater than a majority of the voting power of the outstanding Voting Securities of ILG (or upon any merger or consolidation in which ILG does not survive, the surviving or successor entity) or (iii) the sale of assets of ILG that generated 30% or more of the consolidated total revenues or EBITDA (determined in accordance with GAAP) of ILG and its subsidiaries for the twelve months ending on the last day of the last completed fiscal quarter of ILG (which, for the avoidance of doubt, shall not include merger, consolidation, business combination or similar transactions described in clause (ii) above), to any third party; provided, that none of the transactions contemplated by the Merger Agreement shall be deemed to be a Covered Transaction.

“Distribution Transaction” involving any Person which Beneficially Owns Equity Securities means any transaction pursuant to which the equity interests of (i) such Person or (ii) any Person that directly or indirectly owns a majority of the equity interests of such Person are distributed (whether by redemption, dividend, share distribution, merger or otherwise) to all the holders of one or more classes or series of the common stock of Parent Company that are registered under Section 12(b) or 12(g) of the Exchange Act (all the holders of one or more such classes or series, “Parent Company Holders”), on a pro rata basis with respect to each such class or series, or such equity interests of such Person are available to be acquired by Parent Company Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to Parent Company Holders), on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“Equity Securities” means the equity securities of ILG, including shares of the ILG Common Stock and shares of ILG Common Stock or other equity securities of ILG issuable upon exercise, conversion, exchange or redemption of any warrants, options, rights or other securities issued by ILG or any subsidiary thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder (as in effect on the date of this Agreement).

“Fall-Away Date” means the later of (x) the third (3rd) anniversary of the Closing and (y) the first date on which the Liberty Ownership Percentage first falls below 10%; provided, however, that in the event one or more of the Liberty Parties Transfers ILG Common Stock following the Closing and following such Transfer, the Liberty Ownership Percentage is less than 10%, then the Fall-Away Date will be deemed to occur upon the Liberty Ownership Percentage ceasing to be 10% or more.

“Hedging Transaction” means any transaction involving a Liberty Party or a Liberty Controlled Affiliate pursuant to which (i) a counterparty may engage in short sales of ILG Common Stock, (ii) a counterparty may purchase, sell or grant any right (including any put or call option) in respect of ILG Common Stock, (iii) such Liberty Party or such Liberty Controlled Affiliate may enter into a forward sale (whether for a fixed or variable number of shares or at a fixed or variable price and whether pre-paid or post-paid) of or with respect to ILG Common Stock or (iv) such Liberty Party or such Liberty Controlled Affiliate issues any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from ILG Common Stock (including a security exchangeable into ILG Common Stock), and, if applicable to such transaction, includes (a) the pledge by any Liberty Party or Liberty Controlled Affiliate of ILG Common Stock in connection with any of the foregoing to secure the obligations of the pledgor under a Hedging Transaction and (b) the pledge of a Hedging Transaction itself to secure any extension of credit to a party based, in whole or part, on the value thereof.

“ILG Common Stock” means the common stock of ILG, $.01 par value per share, or shares of capital stock of ILG issued in substitution therefor in connection with any combination, reclassification, recapitalization, merger, consolidation, exchange or other similar affiliated reorganization; provided, that, for the avoidance of doubt, any shares of capital stock issued in substitution for ILG Common Stock in a Covered Transaction shall not constitute ILG Common Stock.

“Independent Director” of ILG means a director that is, as to ILG, “independent” within the meaning of the rules and regulations of NASDAQ, or, if the ILG Common Stock is not at the time of determination listed on NASDAQ, the rules and regulations of such other national securities exchange on which such securities are primarily traded.

“Liberty Controlled Affiliate” means any Person Controlled by Liberty.

“Liberty Controlled Subsidiary” means any entity (x) in which Liberty owns directly or indirectly 50% or more of the equity of such entity (by value) and (y) that is a Liberty Controlled Affiliate.

“Liberty Director” means any person designated by Liberty to serve on ILG’s Board of Directors who is reasonably acceptable to ILG (as determined by a majority of those directors of ILG that were not designated by Liberty); provided, that those persons designated by Liberty and serving on ILG’s Board of Directors immediately prior to the date hereof are deemed acceptable to ILG.

“Liberty Ownership Percentage” with respect to ILG means, at any time, the ratio, expressed as a percentage, of (i) the Total Voting Power of the Equity Securities of ILG Beneficially Owned by Liberty and the Liberty Controlled Affiliates to (ii) the sum of (x) the Total Voting Power of Total Equity Securities of ILG and (y) the Total Voting Power of the shares of ILG Common Stock included in clause (i) that are issuable upon conversion, exchange, redemption or exercise of Equity Securities of ILG that are not included in clause (x).

“Liberty Parties” means (x) Liberty, (y) Liberty Holdings, and (z) each Liberty Controlled Affiliate that acquires record ownership of any Equity Securities of ILG, in the case of a Person described in clause (y) or (z), until such time as such Person is not a Liberty Controlled Affiliate or ceases to have record ownership of any ILG Common Stock or Equity Securities of ILG, as the case may be.

“LM Transfer” means a Transfer of all Equity Securities of ILG Beneficially Owned by the Liberty Parties to Liberty Media or a Controlled Affiliate of Liberty Media in a transaction meeting the requirements of Section 5(e)(i)(3).

“Loan Transaction” means any loan entered into or guaranteed by a Liberty Party or a Liberty Controlled Affiliate that includes the pledge by any Liberty Party or a Liberty Controlled Affiliate of ILG Common Stock to secure the obligations of the pledgor, in whole or in part, under such loan and any ancillary documents.

“New Holder Assignment and Assumption Agreement” means an agreement in the form of Exhibit 1 hereto to be executed by ILG, the applicable Transferring Persons and the Restricted Transferee, the Distributed Company or Liberty Media or a Controlled Affiliate thereof, as applicable, in the event of a Permitted Restricted Transfer, a Distribution Transaction or a LM Transfer, respectively, pursuant to which the parties thereto will agree to (i) be bound by the terms of this Agreement (including, for the avoidance of doubt, the provisions of Section 3 hereof) and, (ii) effective immediately prior to such Transfer (but subject to the consummation of such Transfer), substitute such transferee(s) for Liberty

(or, in the case of a subsequent Transfer by such transferee in accordance with the terms of this Agreement, substitution of such subsequent transferee) for all purposes under this Agreement.

“Ownership Percentage” of any Person with respect to ILG means, at any time, the ratio, expressed as a percentage, of (i) the Total Voting Power of the Equity Securities of ILG Beneficially Owned by such Person and its Affiliates to (ii) the sum of (x) the Total Voting Power of Total Equity Securities of ILG and (y) with respect to such Person, the Total Voting Power of the shares of ILG Common Stock included in clause (i) that are issuable upon conversion, exchange, redemption or exercise of Equity Securities of ILG that are not included in clause (x).

“Parent Company” means the publicly traded Person which Beneficially Owns, through an unbroken chain of majority-owned subsidiaries, the Person having record ownership of the Equity Securities of ILG.  For purposes of this definition, the term “publicly traded” means that the Person in question (x) has a class or series of equity securities registered under Section 12(b) or 12(g) of the Exchange Act or (y) is required to file reports pursuant to Section 15(d) of the Exchange Act.

“Permitted Restricted Transfer” has the meaning specified in Section 5(e)(i)(6) hereof.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

“Qualified Stock Lending Transaction” means any Stock Lending Transaction that meets the requirements of Section 1058(b) of the Code.

“Related Hedging Transactions” means a series of Hedging Transactions between one or more of the Liberty Parties and their respective Controlled Affiliates, on the one hand, and the same counterparty or its Affiliates, on the other hand, which Hedging Transactions each have specified maturity or expiration dates occurring within a period of ninety (90) days.

“Related Stock Lending Transactions” means a series of Stock Lending Transactions between one or more of the Liberty Parties and their respective Controlled Affiliates, on the one hand, and the same counterparty or its Affiliates, on the other hand, which Stock Lending Transactions each have specified maturity or expiration dates occurring within a period of ninety days.

“Restricted Transferee” has the meaning specified in Section 5(e)(i)(6) hereof.

“Rights Agreement” means the Rights Agreement, dated as of June 10, 2009, between Interval Leisure Group, Inc. and the Bank of New York Mellon, as Rights Agent.

“Rights Offering” means the issuance by ILG to existing holders of the ILG Common Stock of rights to buy, within a fixed time period, a proportional number of newly issued shares of such ILG Common Stock or other Equity Securities.

“Stock Lending Transaction” shall mean a transaction whereby a Liberty Party or a Liberty Controlled Affiliate lends shares of ILG Common Stock to a third party or permits a third party to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, such shares of ILG Common Stock.

“Total Equity Securities” of ILG at any time shall mean, subject to the next sentence, the total number of ILG’s outstanding equity securities.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become

Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

“Total Voting Power” of any Equity Securities at any time shall mean, subject to the next sentence, the aggregate number of votes entitled to be cast generally in the election of directors by the holders of such securities.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding and to have full voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by such Person but shall not be deemed to be outstanding or have such voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by any other Person or (except in calculating the Total Voting Power of a Person who Beneficially Owns Voting Securities that are not outstanding) Total Voting Power of the Total Equity Securities of ILG.

“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such Person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such Person; provided, however, that (i) the entry into, modification of or existence of a Stock Lending Transaction will not be deemed a Transfer of ILG Common Stock solely to the extent such ILG Common Stock is lent to any Person in connection with such Stock Lending Transaction and (ii) no Transfer of Equity Securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any (x) Hedging Transaction unless and until ILG Common Stock is delivered upon settlement or termination of such Hedging Transaction or (y) Loan Transaction in which ILG Common Stock is pledged unless and until there occurs the commencement of any action entitling the pledgee to foreclose on the pledged shares.  For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities of ILG is a Transfer of such Equity Securities for purposes of this Agreement.

“Voting Securities” of ILG shall mean at any particular time (i) the ILG Common Stock, (ii) shares of any other class of capital stock of ILG or a subsidiary thereof then entitled to vote in the election of any directors of ILG generally and (iii) any securities of ILG or any subsidiary thereof then convertible or exchangeable into shares of any class of capital stock of ILG then entitled to vote in the election of any directors of ILG generally; provided, that with respect to clauses (ii) and (iii), any securities which would become Voting Securities upon the occurrence or non-occurrence of any event, receipt of any governmental approval or passage of time will be deemed Voting Securities for purposes of this Agreement as of the date of original issuance of such securities.

2.                                      [Intentionally Omitted]

3.                                      ILG Board and Other Governance Matters

(a)                                 (i)         Subject in all respects to Section 3(a)(ii) and Section 3(b), until the fifth anniversary of the Closing, Liberty shall have the right to nominate two Liberty Directors; provided, that (x) if the Liberty Ownership Percentage does not at any time exceed 20% by the time of the fifth anniversary of the Closing, then on and after such fifth anniversary, Liberty shall have the right to appoint such additional number of Liberty Directors (if any) as is required to cause the number of Liberty Directors to equal the Liberty Ownership Percentage of the total number of directors serving on the Board of Directors of ILG (rounded up to the next whole number) and thereafter to nominate such number of Liberty Directors as is equal to the Liberty Ownership Percentage of the total number of directors serving on the Board of Directors of ILG (rounded up to the next whole number) in each case with a minimum of one Liberty Director, as long as the Liberty Ownership Percentage is at least 10%; and (y) if the Liberty Ownership Percentage at any time exceeds 20% at or prior to the time of the fifth anniversary of the Closing, then, on and following the date the Liberty Ownership Percentage exceeds 20%, Liberty shall have the right to appoint such additional number of Liberty Directors (if any) as is required to cause the number of Liberty Directors to equal the Liberty Ownership Percentage of the total number of directors serving on the Board of Directors of ILG (rounded up to the next whole number) and thereafter to nominate such number of Liberty Directors as is equal to the Liberty Ownership Percentage of the total number of directors serving on the Board of Directors of ILG (rounded up to the next whole number) in each case with (A) a minimum of one Liberty Director, as long as the Liberty Ownership Percentage is at least 10% and less than 20%, and (B) a minimum of two Liberty Directors, as long as the Liberty Ownership Percentage is at least 20%;

(ii)                                  If Liberty has the right to nominate only one Liberty Director, such director shall be an Independent Director.  If Liberty has the right to nominate more than one Liberty Director, each Liberty Director in excess of the first Liberty Director must qualify as an Independent Director.  Unless required by the rules and regulations of NASDAQ (or such other national securities exchange on which ILG’s securities are primarily traded), no officer or director of Liberty shall be deemed to not be an Independent Director for purposes of this Section 3(a)(ii) solely by virtue of Liberty’s ownership of shares of ILG Common Stock;

(iii)                               ILG shall cause each such Liberty Director to be included in the slate of nominees recommended by the Board of Directors of ILG to ILG’s stockholders for election as directors at each annual meeting of the stockholders of ILG and shall use commercially reasonable efforts to cause the election of each such Liberty Director, including soliciting proxies in favor of the election of such persons; and

(iv)                              Until the Fall-Away Date, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Liberty Director, by any increase in the number of directors constituting the entire Board of Directors of ILG or by increase in the number of Liberty Directors Liberty has the right to nominate (such that, in any such event, Liberty is entitled to additional representation on such Board of Directors of ILG to maintain its representation rights set forth in Section 3(a)(i) above), Liberty shall, subject to Section 3(a)(i), have the right to designate a replacement or additional Liberty Director to fill such vacancy, and ILG shall use commercially reasonable efforts to cause such vacancy to be filled with the replacement or additional Liberty Director so designated.

(b)                                 If at any time the number of Liberty Directors whom Liberty has the right to nominate is reduced pursuant to Section 3(a)(i) below the number of Liberty Directors then serving on the Board of Directors of ILG, upon the written request of ILG, Liberty shall use its commercially reasonable efforts to cause such excess number of Liberty Directors then serving on the Board of Directors of ILG to promptly resign from such Board of Directors.  Following the Fall-Away Date, upon the written request of ILG, Liberty shall use its commercially reasonable efforts to cause any Liberty Director then serving on the Board of Directors of ILG to promptly resign from such Board of Directors.

(c)                                  At the time of and immediately upon the Closing, Liberty shall cause one Liberty Director (selected by Liberty) then serving on the Board of Directors of ILG to promptly resign from such Board of Directors, to the extent there are three Liberty Directors then serving on such Board of

Directors.  ILG shall cause all equity awards held by such resigning Liberty Director to vest in full upon his resignation.

(d)                                 Until the Fall-Away Date, one Liberty Director shall be eligible to serve on each of the Audit, Nominating and Compensation Committees of the Board of Directors of ILG; provided, that any and all such Liberty Directors shall be Independent Directors and shall also meet any additional regulatory or securities exchange requirements for membership on such committee.

(e)                                  In the event the Ownership Percentage of Liberty in respect of ILG exceeds the Applicable Percentage as a result of an acquisition of Equity Securities in breach of this Agreement, in addition to any other remedy at equity or law that may be available, no Equity Securities of ILG Beneficially Owned by Liberty representing an Ownership Percentage in excess of the Applicable Percentage (such Equity Securities, the “Excess Shares”) shall be voted on any matter submitted to stockholders of ILG, and ILG shall not recognize any votes purported to be cast in respect of any such Excess Shares.

(f)                                   For the avoidance of doubt, Liberty’s rights under this Section 3 will be transferable to a Restricted Transferee or Distributed Company, subject to such Person’s compliance with the provisions of Sections 5(e)(i)(6) and (7), as applicable, and to Liberty Media, subject to its compliance with the requirements of Section 5(e)(i)(3).

4.                                      [Intentionally Omitted]

5.                                      Certain Restrictions

(a)                                 Except as provided in the last sentence of this Section 5(a), from the date of the Closing until the second (2nd) anniversary of the Closing, no Liberty Party shall, and Liberty shall cause its Liberty Controlled Subsidiaries not to, directly or indirectly, knowingly acquire, by means of a purchase, tender or exchange offer, merger or other business combination or in any other manner, Beneficial Ownership of any Equity Securities of ILG; provided, however, that none of the following will be considered an acquisition of Equity Securities of ILG subject to this Section 5(a):  (x) any acquisition from ILG or its Affiliates, including an acquisition made pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities of ILG as a result of their ownership of Equity Securities of ILG or as a result of any subdivision, split, reverse split, stock dividend, combination, reclassification or similar event with respect to the ILG Common Stock, (y) any Hedging Transaction or Related Hedging Transactions entered into prior to the second (2nd) anniversary of the Closing so long as, upon settlement or termination thereof, the number of shares of ILG Common Stock or other Equity Securities of ILG Beneficially Owned by the Liberty Parties and the Liberty Controlled Subsidiaries would not be increased, or (z) an acquisition pursuant to Section 6 hereof; provided, further, that the parties acknowledge and agree that acquisitions, whether direct or indirect, by the Liberty Parties and the Liberty Controlled Subsidiaries, during the period from the Closing to the second (2nd) anniversary of the Closing, of Equity Securities of ILG which represent in the aggregate an increase in Beneficial Ownership of 1% or less of the Total Equity Securities of ILG (calculated based on the outstanding equity of ILG immediately following the Closing), will not constitute a breach of this Section 5(a), but such acquisitions will not be deemed a waiver or modification of this Section 5(a), and the Liberty Parties shall continue to be bound by the provisions of this Section 5(a).  Liberty’s obligations under this Section 5(a) will terminate automatically and without further action from any party upon the occurrence of (i) ILG’s failure to deliver a certificate of a senior officer of ILG to Liberty on the Closing Date confirming that a tax opinion, at a “more likely than not” level (or higher) and dated as of the Closing Date, has been delivered to Starwood by either Starwood Tax Counsel (as defined in the Merger Agreement) or another nationally recognized tax advisor to Starwood, to the effect that the Contribution and the Distribution (each as defined in the Merger Agreement), taken together, more likely than not qualify as a reorganization pursuant to Sections 355, 361 and 368(a)(1)(D) of the Code for U.S. federal income tax purposes and that Sections 355(d) and (e) of the Code more likely than not do not apply to the Distribution, (ii) the date of any “determination” described in Section 1313(a) of the Code, pursuant to which Starwood is required to recognize gain or loss for U.S. federal income tax purposes as a result of the Distribution not qualifying as a reorganization pursuant to Sections 355, 361 and 368(a)(1)(D) of the Code for U.S. federal income tax purposes or as a result of Sections 355(d) or (e) of the Code applying to the Distribution, or (iii) the date Starwood or Vistana take any position for U.S. federal income tax purposes that the Distribution will be treated as a disposition of the assets of Vistana pursuant to Section 336(e) of the Code (other than solely a protective election made pursuant to Section 1.336-2(j) of the U.S. Treasury Regulations, which has no effect because the Distribution is not a qualified stock disposition, as defined in Section 1.336-1(b)(6) of the U.S. Treasury Regulations).

(b)                                 Without limiting Section 5(a) above, no Liberty Party shall, and Liberty shall cause its Affiliates not to, directly or indirectly, acquire (other than in an acquisition from ILG made pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities of ILG as a result of their ownership of Equity Securities of ILG) by means of a purchase, tender or exchange offer, business combination or in any other manner, Beneficial Ownership of any Equity Securities of ILG, including rights or options to acquire such ownership, unless (i) after giving effect to such acquisition, the Ownership Percentage of Liberty with respect to ILG would not exceed the Applicable Percentage, (ii) pursuant to a Qualified Acquisition or (iii) permitted pursuant to Section 6 hereof.  Notwithstanding anything to the contrary contained herein, no acquisition of Beneficial Ownership of Equity Securities by Liberty which results solely from Liberty holding Equity Securities at a time when ILG effects any subdivision, split, reverse split, stock dividend, combination, reclassification or similar event with respect to the ILG Common Stock shall be deemed to be an acquisition of Beneficial Ownership of Equity Securities for purposes of this Section 5(b); provided that such Equity Securities actually acquired shall be included in the calculation of the Ownership Percentage of Liberty (after giving effect to the Equity Securities actually issued to all holders of Equity Securities of ILG upon expiration of any exercise period, if applicable).  The term “Qualified Acquisition” means the acquisition of Beneficial Ownership of Equity Securities of ILG in a transaction that has been approved in advance by a majority of directors of the Board of Directors of ILG not designated by Liberty.  Nothing in this Section 5(b) or Section 5(c) shall prohibit any Liberty Party or the Liberty Controlled Affiliates from acquiring any securities of ILG if after giving effect to such acquisition, the Ownership Percentage of Liberty with respect to ILG would not exceed the Applicable Percentage.

(c)                                  From the Closing until the second (2nd) anniversary of the Closing, other than in connection with a Covered Transaction and in accordance with Section 6 hereof, neither any Liberty Party nor any of their respective officers, directors or employees shall, and Liberty shall cause its Affiliates not to (and no Liberty Party nor any of its officers, directors or employees shall, and Liberty shall cause its Affiliates not to, assist or form, join or in any way participate in a group within the meaning of Section 13(d)(3) of the Exchange Act, act in concert or participate with or encourage other persons, to):

(i)                                     directly or indirectly, make a request to amend or waive Section 5(a), 5(b) or 5(c) or Section 6, except that Liberty shall be permitted to make private requests to ILG to amend or waive Section 5(a);

(ii)                                  directly or indirectly, make any public disclosure, or take any action which could reasonably be expected to require ILG to make any public disclosure, with respect to any of the matters set forth in Section 5(a), 5(b) or 5(c); or

(iii)                               directly or indirectly, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

(d)                                 Prior to a Permitted Restricted Transfer by the Liberty Parties or a Transfer of all Equity Securities pursuant to Section 5(e)(i)(7)(ii), ILG will not adopt (i) a Shareholder Rights Plan (as used herein, as such term is commonly understood in connection with corporate transactions) or (ii) any charter or bylaw provision, in the case of each of clause (i) and clause (ii), that would materially adversely affect the Liberty Parties’ ability in accordance with the terms hereof to acquire Equity Securities up to the Applicable Percentage or which otherwise would impose material economic burdens on the Liberty Parties’ ability to do so (an “Anti-Takeover Provision”), provided, however, that following such time that the restrictions in Section 5(b) are no longer applicable to any Liberty Party, there shall be no limitation pursuant to this Agreement on ILG’s ability to adopt a Shareholder Rights Plan or any other Anti-Takeover Provision.  To the extent that ILG or a subsidiary thereof effects a Rights Offering or an offer that was made generally available to holders of Equity Securities of ILG as a result of their ownership of Equity Securities of ILG, the Liberty Parties will be entitled to exercise in full all rights issued or distributed to them or exchange in full; provided, that to the extent such exercise results in the Ownership Percentage of Liberty with respect to ILG exceeding the Applicable Percentage, it will not constitute a breach of this Agreement, provided that any Excess Shares shall be voted in the same proportion as all other votes cast with respect to the applicable matter (such proportion determined without inclusion of the votes cast by the Liberty Parties) until such time as the Ownership Percentage of Liberty with respect to ILG does not exceed the Applicable Percentage.  Prior to the Closing, ILG will take all such actions as are necessary to cause Liberty to remain an Exempt Person (as defined in the Rights Agreement) under the Rights Agreement in accordance with the terms thereof and this Agreement.

(e)                                  Prior to the Fall-Away Date:

(i)                                     No Liberty Party shall, and Liberty shall cause the Liberty Controlled Affiliates not to, without the prior approval of the Board of Directors of ILG, Transfer any Equity Securities of ILG to any Person except for:

(1)                                 Transfers to ILG or a subsidiary of ILG or Transfers of any rights received in a Rights Offering;

(2)                                 (i) at such times as Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), is applicable, Transfers pursuant to Rule 144 or, (ii) at such times as Rule 144 is not applicable, Transfers pursuant to “brokers transactions” within the meaning of Rule 144;

(3)                                 Transfers (w) to Liberty, (x) between or among the Liberty Parties, (y) to a Liberty Controlled Affiliate or (z) to Liberty Media Corporation (“Liberty Media”) or a Controlled Affiliate thereof in an LM Transfer; provided, that, in the case of clause (x) or (y), such transferee will execute and deliver to ILG an Affiliate Assignment and Assumption Agreement (to the extent such transferee is not a party hereto) and ILG shall also execute such Affiliate Assignment and Assumption Agreement; and provided, further, that, in the case of clause (z), Liberty Media, any of its Controlled Affiliates which acquires Beneficial Ownership of Equity Securities of ILG in the LM Transfer, and the Transferring Liberty Party will execute and deliver to ILG a New Holder Assignment and Assumption Agreement and ILG shall also execute such New Holder Assignment and Assumption Agreement;

(4)                                 Transfers (i) pursuant to a third party tender or exchange offer for such Equity Securities or (ii) in connection with any merger or other business combination involving ILG and a third party, which merger or business combination has been approved by ILG;

(5)                                 in a public offering in a manner designed to result in a wide distribution (other than a Transfer described in subsection (e)(i)(7), which shall be governed by the terms of such subsection (e)(i)(7) and not this subsection (e)(i)(5)); provided, that no Transfer under this clause (5) is made, to the knowledge of the Liberty Parties, to any Person whose Ownership Percentage in respect of ILG, after giving effect to such Transfer, would exceed 15%;

(6)                                 a Transfer, in a single transaction (other than a Transfer described in subsection (e)(i)(7), which shall be governed by the terms of such subsection (e)(i)(7) and not this subsection (e)(i)(6), and other than a Transfer to Liberty Media pursuant to an LM Transfer satisfying the requirements of Section 5(e)(i)(3)), of all the Equity Securities of ILG Beneficially Owned at such time by the Liberty Parties and the Liberty Controlled Affiliates (or by any Person who previously acquired Equity Securities from any Liberty Party or any Liberty Controlled Affiliates or another Restricted Transferee in a Permitted Restricted Transfer) to a Person (a “Restricted Transferee”) (A) whose Ownership Percentage with respect to ILG, after giving effect to such Transfer, would not exceed the Applicable Percentage and (B) that, prior to such Transfer, shall have (along with the applicable Transferring Persons) executed and delivered to ILG a New Holder Assignment and Assumption Agreement (a “Permitted Restricted Transfer”).  ILG and the applicable Transferring Persons shall also execute such New Holder Assignment and Assumption Agreement;

(7)                                 a Transfer of the Equity Securities Beneficially Owned by Liberty or any Liberty Party solely as a result of (i) a change in the Beneficial Ownership of Liberty or, if Liberty is not a Parent Company or is not the Parent Company of such Liberty Party, any Parent Company of Liberty or any Liberty Party, or (ii) a Distribution Transaction involving such Person (the Person the equity interests of which are being distributed in the Distribution Transaction is referred to as the “Distributed Company”) in which all of the Equity Securities of ILG Beneficially Owned by the Liberty Parties and the Liberty Controlled Affiliates are so Transferred to the Distributed Company or its Controlled Affiliates in connection with a Distribution Transaction; provided, however, that, in the case of clause (ii), such Distributed Company shall (along with the applicable Transferring Persons) execute and deliver to ILG a New Holder Assignment and Assumption Agreement.  ILG and the applicable Transferring Persons shall also execute the New Holder Assignment and Assumption Agreement delivered by the Distributed Company under this subsection (e)(i)(7); and

(8)                                 issuances of Exchangeable Securities (as defined in the Registration Rights Agreement) and sales thereof under Rule 144A or a registered public offering and delivery of ILG Common Stock or other Equity Securities of ILG to Exchange Holders (as defined in the Registration Rights Agreement) upon the exercise of their exchange right thereunder; provided, that no Exchangeable Securities will be issued pursuant to this clause (8) to any Person whose Ownership Percentage in respect of ILG, after giving effect to such sale of Exchangeable Securities to it and delivery of shares of ILG Common Stock or other Equity Securities to such Person upon exercise of the exchange rights thereunder, would, as of the date of sale of the Exchangeable Security, to the knowledge of the Liberty Parties, exceed 15%.

(ii)                                  at least one Business Day prior to any proposed Transfer or series of related Transfers pursuant to clause (3), (6) or (8) above by any Liberty Party to any Person of Equity Securities of ILG representing 10% or more of the Total Equity Securities with respect to ILG, Liberty shall, or shall cause such Liberty Party to, provide written notice to ILG of the proposed Transfer, including a general description of the proposed Transfer (but which need not include the identity of the counterparty);

(iii)                               [Intentionally Omitted]

(iv)                              the Board of Directors of ILG shall, as promptly as reasonably practical following receipt of a written request therefor from Liberty, exempt (i) the Restricted Transferee in any Permitted Restricted Transfer, (ii) the Distributed Company in any Transfer under Section 5(e)(i)(7)(ii) or (iii) Liberty Media or any Controlled Affiliate thereof in any LM Transfer, as applicable, from the operation of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect with respect to ILG, such that an acquisition by it of Equity Securities up to the Applicable Percentage would not materially adversely affect such Restricted Transferee, Distributed Company or Liberty Media or

Controlled Affiliate thereof, as the case may be, under the terms of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect or which otherwise would impose material economic burdens on such Restricted Transferee’s, Distributed Company’s or Liberty Media’s (or its Controlled Affiliate’s) ability to do so; and

(v)                                 Section 5(e) shall not prohibit any Transfer to the extent relating to the entry into, maintenance of, performance of obligations under, or early termination and unwinding of any Hedging Transactions, Stock Lending Transactions or Loan Transactions effected by the Liberty Parties or the Liberty Controlled Affiliates, including the Transfer of Equity Securities in connection therewith through the delivery of Equity Securities to a third party in connection with the settlement or satisfaction of a Hedging Transaction, upon a default by a counterparty in a Stock Lending Transaction, or the foreclosure and sale by a secured party of any Equity Securities pledged to secure the obligations of a party under a Hedging Transaction or Loan Transaction or in respect of any extension of credit to a party based, in whole or part, on the value of such Hedging Transaction; provided that no Liberty Party shall, and Liberty will cause the Liberty Controlled Affiliates not to, engage in any Loan Transaction, Stock Lending Transaction, Hedging Transaction, or any pledge of Equity Securities not otherwise within the definition of “Hedging Transaction”, “Loan Transaction” or “Stock Lending Transaction” (x) unless the amount of Equity Securities of ILG subject to a Hedging Transaction or Related Hedging Transactions, any Loan Transaction, any Stock Lending Transaction or Related Stock Lending Transactions, or any other pledge transaction involving any Liberty Party or a Liberty Controlled Affiliate, constitutes 10% or less of the Total Equity Securities of ILG (determined as of the date of the Hedging Transaction, Loan Transaction, Stock Lending Transaction or other pledge transaction or the date of the initial Hedging Transaction or Stock Lending Transaction in any series of Related Hedging Transactions or series of Related Stock Lending Transactions), (y) unless the counterparty or lender in such transaction is a financial institution in the business of engaging in such transactions and Liberty does not know or have reason to know that such counterparty or lender is engaging in such transaction (other than with respect to a Transfer complying with Section 5(e)(i)(8)) for the purpose of acquiring Equity Securities or voting rights with respect thereto for its own account or with an intent to transfer such securities or such rights to any particular Person or group and (z) unless the total number of Equity Securities of ILG underlying Hedging Transactions, Loan Transactions and Stock Lending Transactions, and other pledge transactions involving any Liberty Party or a Liberty Controlled Affiliate, entered into during the prior 90 days, together with the Equity Securities underlying such Hedging Transaction, Loan Transaction, Stock Lending Transaction or other pledge transaction, do not exceed 10% of the Total Equity Securities of ILG.  Notwithstanding anything to the contrary herein, the limitations set forth in clauses (x) and (z) of the preceding sentence shall only be applicable if, at the time the applicable Liberty Party enters into a transaction referenced in clauses (x) or (z) above, the Liberty Ownership Percentage is greater than or equal to 25%.

(f)                                   Any transaction involving Liberty or any of its Affiliates (i) that would be required by Item 7(b) of Schedule 14A under the Exchange Act, insofar as Item 7(b) calls for information required by Section 404 of Regulation S-K under the Exchange Act, to be disclosed by ILG in a proxy statement furnished to ILG’s stockholders in connection with a meeting at which directors are to be elected, or (ii) and ILG or any of its Affiliates, shall require the approval of a majority of the directors of ILG not designated by Liberty; provided, that this Section 5(f) shall not apply to immaterial, arms-length transactions between ILG or any of its Affiliates, on the one hand, and Liberty or any of its Affiliates, on the other hand.

(g)                                  Until the date that Liberty no longer has the right to nominate at least one (1) Liberty Director, the Board of Directors shall take such action as is necessary to cause the exemption of any acquisition or disposition of Equity Securities by the Liberty Parties from or to, as applicable, ILG from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

6.                                      Certain Offers

Until the Fall-Away Date:

(a)                                 (i)  in the event the Board of Directors of ILG determines to pursue a Covered Transaction with respect to ILG on a negotiated basis and in connection therewith (x) conducts or publicly announces an intention to conduct an “auction” or similar process with respect thereto, Liberty shall be invited to participate in such process on a comparable basis with other potential bidders or (y) if no such process shall be conducted, (A) promptly following the first date on which a draft agreement that, upon execution, would bind (subject to conditions) ILG to enter into a Covered Transaction is provided by or on behalf of ILG to the counterparty or written comments on such counterparty’s draft definitive transaction agreement are provided by or on behalf of ILG to such counterparty (but in no event less than 5 Business Days prior to the Board of Directors of ILG authorizing ILG to enter into an agreement providing for a Taxable Covered Transaction or less than 72 hours prior to the Board of Directors of ILG authorizing ILG to enter into an agreement providing for a Covered Transaction that is not a Taxable Covered Transaction), ILG shall give notice to Liberty of the possibility of the pending Covered Transaction, which notice shall include a general description of the Covered Transaction (but which need not include the identity of the counterparty) and shall indicate whether ILG expects the Covered Transaction will be a Taxable Covered Transaction (the “Tax Status”), and (B) so long as ILG is pursuing such Covered Transaction, ILG shall advise Liberty in the event it becomes substantially likely that such Covered Transaction, if previously characterized as not being a Taxable Covered Transaction, now will be a Taxable Covered Transaction, or upon a material change in the nature of the Covered Transaction as described in the notice previously provided;

(ii)                                  in the case of a potential Covered Transaction as to which clause (a)(i) of this Section 6 applies, (x) Liberty shall, and Liberty shall cause the Liberty Controlled Affiliates to, keep confidential the fact of its or their receipt of any invitation to participate or other notice in respect of such potential Covered Transaction and the contents of any such invitation or notice (subject to customary exceptions, including disclosure to representatives who acknowledge such confidentiality obligation) and (y) promptly following receipt of any such invitation or notice, but in any event within five Business Days of such receipt, Liberty shall inform ILG whether Liberty intends to in good faith participate in the auction or similar process (in the case of subclause (a)(i)(x) of this Section 6) or in good faith pursue the Covered Transaction (in the case of subclause (a)(i)(y) of this Section 6).  If Liberty shall so inform ILG of its good faith intention to participate in the process or to pursue the transaction, it shall actively so participate or pursue, and shall promptly provide notice to ILG in the event its intention changes.  In the event Liberty provides notice to ILG that it does not intend to participate in the process or pursue the Covered Transaction (whether such notice is given initially or following a prior indication of interest), or if Liberty ceases to actively so participate or pursue, then ILG shall be relieved of any further obligation under this Section 6(a) with respect to such Covered Transaction; provided, that if thereafter the expected Tax Status of the Covered Transaction changes from not being a Taxable Covered Transaction to being a Taxable Covered Transaction, or upon a material change in the nature of the Covered Transaction as described in the notice previously provided, ILG will promptly notify Liberty of such changed status or nature and Liberty shall again be permitted to inform ILG of its good faith intention to participate in the process or pursue the transaction, all in accordance with the provisions of this Section 6; and

(iii)                               in connection with any potential Covered Transaction as to which clause (a)(i)(y) of this Section 6 applies, (x) if so requested by Liberty, ILG will furnish Liberty with information regarding ILG reasonably comparable to the information provided to the prospective counterparty to such Covered Transaction provided that Liberty shall have executed and delivered to ILG a nondisclosure (or similar) agreement substantially equivalent to any nondisclosure (or similar) agreement entered into with such prospective counterparty (other than any “standstill” obligations therein on the part of such prospective counterparty and provided that such confidentiality agreement will contain customary exceptions to such obligations) and (y) the Board of Directors of ILG shall consider any offer for a Covered Transaction made in good faith by Liberty but shall have no obligation hereunder to accept any such offer or to enter into negotiations with Liberty;

(b)                                 in the event a third party shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer for a Covered Transaction described in clause (i) of the definition thereof which offer is not made pursuant to an agreement with ILG (the “Triggering Offer”), and within 10 Business Days following the commencement of such Triggering Offer the Board of Directors of ILG shall have failed to take action reasonably calculated to prevent such third party from acquiring Beneficial Ownership of Equity Securities of ILG to the extent such acquisition would result in such third party’s Ownership Percentage with respect to ILG exceeding the Applicable Percentage (whether through the adoption of a Shareholder Rights Plan, pursuit of litigation or otherwise) (“Blocking Action”), the Liberty Parties (x) shall be relieved of their obligations under Sections 5(a) or 5(b), as applicable, of this Agreement to the extent reasonably necessary to permit Liberty to commence a Competing Offer and (y) for so long as the third party has not withdrawn or abandoned its offer or Liberty receives a notice from ILG pursuant to Section 6(a)(i)(y) regarding a Covered Transaction with such third party, shall be relieved of their obligations under Sections 5(a) and 5(b) to the extent necessary to permit Liberty to consummate such Competing Offer.  Notwithstanding the foregoing, this paragraph (b) shall not relieve any Liberty Party of its obligations in the event that a majority of the directors of ILG not designated by Liberty have supported the taking of Blocking Action and, notwithstanding such support, the Board of Directors of ILG fails to take Blocking Action;

(c)                                  in the event Liberty shall consummate a Competing Offer for ILG in the circumstances permitted by Section 6(b) and otherwise in compliance with the terms of this Agreement, and as a result of which consummation the Liberty Ownership Percentage shall exceed 50%, any consent or approval requirements of the directors of ILG not designated by Liberty set forth in this Agreement will be deemed terminated and will cease to be of any further force and effect, and, following the date the Liberty Ownership Percentage exceeds 50%, the provisions of Sections 5(a), 5(b), 5(c) and 5(d) of this Agreement will be deemed terminated and will cease to be of any further force and effect; and

(d)                                 in the event a third party shall publicly disclose that its Ownership Percentage with respect to ILG exceeds 20% and within 10 Business Days following such public announcement the Board of Directors of ILG shall have failed to take Blocking Action, the Liberty Parties shall be relieved of their obligations under Sections 5(a), 5(b), 5(c) and 5(d) of this Agreement to the extent reasonably necessary to permit Liberty to commence and consummate an offer to acquire all of the outstanding Equity Securities of ILG.  Notwithstanding the foregoing, this paragraph (d) shall not relieve any Liberty Party of its obligations in the event that a majority of the directors of ILG not designated by Liberty have supported the taking of Blocking Action and, notwithstanding such support, the ILG Board of Directors fails to take Blocking Action.

(e)                                  For purposes of this Section 6, the terms below shall have the following meanings:

“Taxable Covered Transaction” means the acquisition of ILG by a third party in a Covered Transaction that is generally taxable to the stockholders of ILG for federal income tax purposes.

“Competing Offer” means a tender or exchange offer for any and all Equity Securities of ILG or a merger proposal to acquire all of the outstanding Equity Securities of ILG not owned by the Liberty Parties; provided, that, if the Triggering Offer is for less than any and all such Equity Securities, the Competing Offer may instead be for such Equity Securities of ILG as would, upon consummation of the Competing Offer, result in the Liberty Ownership Percentage in respect of ILG being equal to or less than what the third party offeror’s Ownership Percentage in respect of ILG would be upon consummation of the Triggering Offer assuming all shares sought in the Triggering Offer were tendered and accepted.

7.                                      [Intentionally Omitted]

8.                                      [Intentionally Omitted]

9.                                      Third Party Beneficiaries; Standalone Agreements; Assignment

(a)                                 Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b)                                 If any Liberty Party shall transfer or otherwise dispose of any Equity Securities of ILG to a Liberty Controlled Affiliate in a transfer or disposition permitted by the terms of this Agreement, such transferee and the Transferring Liberty Party shall execute and deliver to ILG an Affiliate Assignment and Assumption Agreement.  ILG shall also execute such Affiliate Assignment and Assumption Agreement.

(c)                                  Except pursuant to any Assignment and Assumption Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent (i) of Liberty, in the case of an assignment by ILG or (ii) of ILG in the case of an assignment by any Liberty Party.  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.                               General Provisions

(a)                                 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy and e-mail) and shall be given, if to any Liberty Party, to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, Colorado  80112
Attention:                 General Counsel
Facsimile:                 (720) 875-5401
E-mail:                            legalnotices@libertymedia.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
44th Floor
New York, New York  10112
Attention:                 Frederick H. McGrath
Facsimile:                 (212) 408-2501
Email:                                    frederick.mcgrath@bakerbotts.com

if to ILG, to:

Interval Leisure Group, Inc.
6262 Sunset Drive
Miami, Florida 33143
Attention:               Victoria J. Kincke, General Counsel
Facsimile:               (305) 667-2072
E-mail:                            Victoria.Kincke@iilg.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:             Michael E. Lubowitz
Facsimile:             (212) 310-8007
E-mail:                                michael.lubowitz@weil.com

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective when delivered personally, telegraphed, e-mailed or telecopied, or, if mailed, five business days after the date of the mailing.

(b)                                 Amendments; No Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by ILG and Liberty, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)                                  Effectiveness of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, except as set forth in the following sentence, this Agreement shall become effective upon the execution by all parties hereto, and shall amend and restate in its entirety the Original Spinco Agreement; provided, however, that notwithstanding the foregoing, (i) during the period from the date hereof to the Closing (the “Interim Period”), (x) the provisions of Sections 3(a) and (b) hereof will be deemed not to be effective and will be deemed replaced by Sections 3(a) and (b) of the Original Spinco Agreement, (y) the term “Fall-Away Date” will be deemed to be defined as “the first date on which the Liberty Ownership Percentage first falls below 20%” and (z) Section 5(a) will not be effective and will not be deemed to limit or restrict acquisitions of ILG Common Stock or other Equity Securities of ILG during the Interim Period and (ii) in the event the Merger Agreement is terminated and the transactions contemplated by the Merger Agreement not completed, in each case, in accordance with the terms of the Merger Agreement, then automatically upon termination of the Merger Agreement and without further action by any party hereto, this Agreement will be deemed amended to (A) reflect that Sections 3(a) and (b) hereof will be replaced by Sections 3(a) and (b) of the Original Spinco Agreement, and the term “Fall-Away Date” will be deemed to be defined as “the first date on which the Liberty Ownership Percentage first falls below 20%” and (B) delete in their entirety Sections 3(c), 5(a) and 5(c) hereof.

(d)                                 Registration Rights Agreement. Substantially concurrently with the execution of this Agreement, ILG and Liberty will enter into the Registration Rights Agreement which, for the avoidance of doubt, will remain in full force and effect regardless of whether or not the Closing occurs.

(e)                                  Termination.  Upon the Fall-Away Date, this Agreement (other than Section 5(a) (in the event the Fall-Away Date occurs prior to the second anniversary of the Closing), Section 9(a), Section 9(c), Section 10 and the corresponding definitions in Section 1 of the defined terms appearing in such sections (collectively, the “Surviving Spinco Provisions”)) shall automatically terminate without further action by any party hereto and shall be of no further force or effect; provided, that notwithstanding the occurrence of the Fall-Away Date, the Surviving Spinco Provisions shall continue to remain in full force and effect until the date that is two (2) years following the Closing, at which time the Surviving Spinco Provisions shall automatically terminate without further action by any party hereto and shall have no further force or effect.  Notwithstanding any other provision in Section 10(c) or this Section 10(e), no termination of this Agreement or of any of the provisions contained herein shall relieve any party hereto from liability arising from a breach by such party of any of the terms of this Agreement that occurred prior to the date of such termination.

(f)                                   Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)                                  Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Specific Performance; Other Limitations.  ILG and each Liberty Party each acknowledge and agree that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by ILG or a Liberty Party of the provisions of this Agreement, in addition to any remedies at law, the Liberty Party or ILG, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.  No breach or threatened breach on the part of any party hereto shall relieve any other party of any of its obligations under this Agreement.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

(j)                                    Entire Agreement.  This Agreement, together with the agreements and instruments referenced herein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understanding or agreements by or among the parties, written or oral, with respect to the subject matter hereof, including, as of the Closing, the Original Spinco Agreement.

(k)                                 Interpretation.  References in this Agreement to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.  The word “knowledge” when used in this Agreement shall refer to the actual knowledge of the Person in question without such Person being under any duty or obligation to make any inquiries.  Each reference to a statute, rule or regulation (including any section of the Code and any Treasury Regulations) herein shall be deemed to include any successor statute, rule or regulation thereto.  Without limiting the rights in Sections 5(a) and 5(b) hereof, increases in Liberty’s Ownership Percentage solely resulting from actions taken by ILG or its Affiliates, including stock repurchases, reverse splits and reclassifications, will not be deemed to constitute an acquisition of Beneficial Ownership of Equity Securities of ILG.

(l)                                     Headings.  The headings contained in this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Liberty Interactive Corporation,		Liberty USA Holdings, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Craig Troyer
Name: Craig Troyer		By: Liberty Interactive LLC, its sole member and manager
Title: Vice President and Deputy General Counsel

		By:	/s/ Craig Troyer
		Name:	Craig Troyer
		Title:	Vice President

Interval Leisure Group, Inc.,
a Delaware corporation

		By:	/s/ Jeanette E. Marbert
Name: Jeanette E. Marbert
Title: Executive Vice President and Chief Operating Officer